Exhibit 5.1

Osler, Hoskin & Harcourt LLP 1221 Avenue of the Americas – 26th Floor New York, N.Y. 10020 - 1089 212.867.5800 MAIN 212.867.5802 FACSIMILE

February 20, 2007	Direct Dial: (212) 907-0504 Our Matter Number: 1094298

Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Canada

Ladies and Gentlemen:

Magna Entertainment Corp. – Registration Statement on Form S-3

We have acted as special counsel to Magna Entertainment Corp., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the sale by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to $500,000,000 in aggregate amount of the following securities of the Company (the “Securities”):

(a)                                  shares of class A subordinate voting stock, par value $0.01 per share (the “Class A Subordinate Voting Stock”);

(b)                                 shares of class B stock, par value $0.01 per share (the “Class B Stock” and together with the Class A Subordinate Voting Stock, the “Common Stock”);

(c)                                  shares of preferred stock in one or more class or series (the “Preferred Stock”);

(d)                                 securities warrants to purchase shares of class A subordinate voting stock (the “Securities Warrants”);

(e)                                  purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, securities of one or more issuers, including the Common Stock, the Preferred Stock, the Securities Warrants or equity securities of third parties (“Purchase Contracts”);

(f)                                    purchase units consisting of a Purchase Contract and debt securities, and/or shares of Common Stock, shares of Preferred Stock or securities of third parties, including U.S. treasury securities, securing the obligations to purchase the Purchase Contract property (the “Purchase Units”);

(g)                                 rights to purchase shares of Class A Subordinate Voting Stock (“Rights”); and

(h)                                 units of any of the securities above or any combination of such securities (the “Units”).

A.                                    Documentation

As counsel to the Company in connection with the Registration Statement, we have reviewed the Registration Statement as prepared for filing by the Company and the constating documents of the Company.

B.                                    Jurisdiction

This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

D.                                    Scope of Examinations

In connection with the opinions expressed in this opinion letter, we have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary.

E.                                      Assumptions and Reliances

For the purposes of the opinions set forth below, we have assumed without independent investigation or verification by us that:

(a)                                  the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded;

(b)                                 the Securities will have the terms described in and will otherwise be issued as described in the Registration Statement or in a prospectus supplement and a prospectus supplement will have been prepared and filed with the SEC regarding the Securities offered thereby;

(c)                                  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(d)                                 there shall not have occurred any change in law affecting the validity or enforceability of such Securities;

(e)                                  any Securities Warrants, Purchase Contracts, Purchase Units, Rights or Units will be governed by the laws of the State of New York;

(f)                                    any Securities (other than Common Stock or Preferred Stock) issued by the Company are to be issued pursuant to a definitive agreement or certificate evidencing the terms thereof (a “Securities Agreement”); and

(g)                                 none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We have also assumed: (i) the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and (ii) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

F.                                      Opinions

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

(a)                                  Common Stock.  When (i) all requisite corporate action, including the adoption of appropriate resolutions of the Board of Directors or a duly authorized committee thereof (the “Authorizing Resolutions”), has been taken by the Company to authorize the issuance of any shares of Common Stock and the consideration to be received therefor (being not less than the par value of such Common Stock), and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, and assuming that the Company has a sufficient number of shares of Common Stock reserved for such issuance, such shares of Common Stock (including any Common Stock duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Common Stock) will be validly issued, fully paid and non-assessable.

(b)                                 Preferred Stock.  When (i) all requisite corporate action, including appropriate stockholder approval and the adoption of Authorizing Resolutions has been taken by the Company to create a class, establish the terms of and to authorize the issuance of any shares of any class or series of Preferred Stock, the consideration to be received therefor (being not less than the par value of such Preferred Stock) and a form of certificate evidencing such shares of such series, (ii) an amendment to the restated certificate of incorporation of the Company has been duly executed and filed with the Secretary of State of the State of Delaware, and (iii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, and assuming that the Company has a sufficient number of shares of such series of Preferred Stock reserved for issuance, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Preferred Stock) will be validly issued, fully paid and non-assessable.

(c)                                  Warrants.  When (i) all requisite corporate action by the Company, including the adoption of Authorizing Resolutions, has been taken by the Company to establish the terms of and to authorize the issuance of any series of Warrants and to authorize the Securities Agreement relating thereto; (ii) all requisite corporate action by the Company, including the adoption of Authorizing Resolutions, has been taken by the Company to authorize the issuance of shares of Class A Subordinate Voting Stock issuable upon the exercise of such Warrants and the consideration to be received therefor upon such exercise; and (iii) the Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Warrants have been duly completed and duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified by such corporate action, in accordance with the applicable Securities Agreement and in the manner described in such corporate action, such Warrants will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)                                 Purchase Contracts.  When (i) the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, (ii) the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents, and (iii) such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, and any Securities, when duly issued upon conversion, exercise or exchange of any such Purchase Contracts that are convertible into or exercisable or exchangeable for such Securities, will be validly issued, fully paid and non-assessable.

(e)                                  Purchase Units.  When (i) the terms of the unit agreements under which the Purchase Units are to be issued have been duly established and the unit agreements have been duly executed and delivered, (ii) the terms of such Purchase Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements, (iii) the Purchase Contracts and the other Securities that form a part of the Purchase Units each have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in the appropriate paragraph above, and (iv) such Purchase Units have been duly executed and authenticated and issued and sold, in each case, in accordance with the applicable unit agreements and in the manner described in the Registration Statement, the prospectus and the applicable prospectus supplement, such Purchase Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

(f)                                    Rights.  When (i) all requisite corporate action has been taken by the Company, its Board of Directors and its appropriate officers to establish the terms of and to authorize the issuance of any series of Rights and to authorize a rights agreement relating thereto, if applicable; (ii) all requisite corporate action by the Company and its appropriate officers, including the adoption of Authorizing Resolutions, has been taken by the Company to authorize the issuance of shares of Class A Subordinate Voting Stock issuable upon the exercise of such Rights and the consideration to be received therefor upon such exercise; and (iii) the applicable Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Rights have been duly completed and duly executed, countersigned, issued and delivered, in accordance with the applicable rights agreement and in the manner described in such corporate action, such Rights will be validly issued and binding obligations of the Company enforceable in accordance with their terms.

The Securities covered by the opinions in the paragraphs above include any Securities that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

G.                                    Qualifications

The foregoing opinions are subject to the following qualifications and limitations:

(a)                                  Enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, preference, moratorium, arrangement or winding up laws or other similar laws now or hereafter in effect, and related regulations and judicial doctrines, relating to or affecting the enforcement of creditors’ rights and remedies generally; and

(b)                                 Enforceability may be limited by equitable principles, whether such equitable principles are considered at law or in equity, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

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